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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                   CURRENT REPORT PURSUANT TO SECTION 13 OR
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): May 23, 2000



                              POLYMER GROUP, INC.
            (Exact name of registrant as specified in its charter)


          Delaware                    1-14330                  57-1003983
(State or other jurisdiction  (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification No.)

          4838 Jenkins Avenue                            29405
          North Charleston, SC                        (Zip Code)

      Registrant's telephone number, including area code: (843) 566-7293

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Item 5. Other Events.

(a) On May 23, 2000, Polymer Group, Inc. ("Company") issued a press release announcing that, based upon preliminary estimates, the Company currently expects second quarter earnings per share to be between breakeven and $.04. Additionally, the Company currently expects second quarter cash flow, or EBITDA, to be in the range of $40 million to $41 million. The Company also disclosed that factors affecting second quarter earnings include: (i) continued curtailments in orders for selected high margin products from certain consumer products customers; (ii) timing variances between raw material price increases and the pass-through of these increases to contracted customers; (iii) market conditions affecting the Company's ability to pass-through raw material price increases to certain commodity segments; (iv) increased interest expenses caused by interest rate increases and increased indebtedness; (v) negative impact of foreign exchange rates predominantly in Europe and; (vi) period expenses associated with two new APEX(TM) lines. The full text of the press release is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

(b) The exhibit required to be filed with this Current Report on Form 8-K is included in the following index.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       Polymer Group, Inc.


Dated: May 30, 2000                    By: /s/ James G. Boyd
                                           --------------------------
                                                 James G. Boyd
                                           Executive Vice President,
                                            Chief Financial Officer
                                            Treasurer and Secretary

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                                 EXHIBIT INDEX

  Exhibit
  Number               Description
  ------               -----------
  99.1  Press Release dated May 23, 2000

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